    News Release

www.nortel.com

FOR IMMEDIATE RELEASE	June 27, 2006

  For more information:

Patricia Vernon	Jay Barta
905-863-1035	972-685-2381
patricve@nortel.com	jbarta@nortel.com

Nortel Outlines Action Plan to Improve Operating Margins and Business Performance

Mix of Cost Reduction Strategies and New Business Initiatives to Increase Competitiveness

TORONTO – In connection with its previously announced Business Transformation plan to increase competitiveness by improving operating margins and overall business performance, Nortel* [NYSE/TSX: NT] today announced significant changes to its North American pension programs as well as a net reduction of approximately 1,100 positions globally. Nortel also announced a series of new initiatives to create a world-class Operations organization. Today’s announcement is the latest in a series of actions Nortel is taking to achieve a targeted operating-margin expansion in excess of US$1.5 billion in 2008.

“I am confident in the progress we are making in turning around Nortel and recreating a great company,” said Mike Zafirovski, Nortel president and CEO. “In the past few months we've taken important steps, some with near-term impact, and others with longer-term benefits, toward transforming our operations to be more efficient and customer-focused. Today's announcements continue our efforts to increase competitiveness, better manage our costs, and secure the resources to fuel Nortel’s innovation.”

Key Company actions announced today include:

•

Pension Plan: changes to control costs and align with industry-benchmarked companies. These changes are expected to result in an estimated annual reduction of US$100 million in pension expenses starting in 2008 and savings of more than US$400 million in cash by the year 2012. This will reduce the Company’s unfunded pension liability deficit by approximately US$400 million.

•	Global Operations: initiatives designed to create a world-class Operations organization to speed customer responsiveness and to instill process excellence while reducing costs.
•	Organizational Simplification: flatten the organization and shift to a culture marked by agility and accountability.

The latter two actions result in a reduction of approximately 1,900 positions globally and the creation of approximately 800 new positions in Operations Centers of Excellence. Total cost, both the charge to the income statement and cash, for the Global Operations restructuring and the organizational simplification, is estimated to be approximately US$100 million over the next two years, of which approximately US$35 million of the charge to the income statement is expected to be taken in the second quarter of 2006. The cash cost is expected to be incurred equally over a two-year period. Annual savings from these actions is targeted to be approximately US$100 million in 2007 and approximately US$175 million by 2008.

Pension Plan Changes

Beginning January 1, 2008, Nortel will introduce key changes to the current Nortel Capital Accumulation and Retirement Program in the United States and Canada. Employees currently in defined benefit pension plans will be moved to defined contribution retirement programs. Employees already in defined contribution programs will stay in defined contribution programs. The defined contribution programs will have a new formula which is comprised of an automatic employer contribution equal to two percent of employees’ eligible earnings. In addition, Nortel will provide a 50 percent match on employee contributions of up to six percent of eligible earnings, for a total maximum five percent employer contribution.

Current post-retirement healthcare benefits will be eliminated for employees who are not age 50 with five years of service on July 1, 2006. All future retirees who do not meet this age and service criteria will continue to have access to healthcare coverage at their own cost through Nortel’s preferred provider, given they meet eligibility requirements when they retire.

“With these changes, we are redesigning our pension plans to reduce the overall cost of the program while still ensuring we offer a competitive pension plan and overall benefits program in alignment with industry-benchmarked companies,” said Dennis Carey, Nortel executive vice president, Corporate Operations.

These changes will not go into effect for 18 months. Between now and then employees will continue to earn benefits under the current plans. Also, employees will keep their rights to all benefits already earned in their current plans. Those benefits will be available when they retire or leave Nortel. The Company will provide financial education and modeling assistance to help employees through the transition.

Current retirees in both the U.S. and Canada will not see any change to their pension income benefit. Some retirees in the U.S. will see a change in the cost-sharing formula for medical benefits.

Creating a World-Class Operations Organization

To realize the vision of a world-class Operations organization that delivers high quality service at low cost to customers, Nortel is also announcing a number of actions designed to increase customer responsiveness, as well as product and service reliability. The action plan to deliver these savings and transform Nortel’s Global Operations includes:

•

Operations Centers of Excellence: The creation of two new world-class Nortel Operations Centers of Excellence in Mexico and Turkey powered by state-of-the-art tools, Six Sigma processes and Nortel’s own technology. These locations were selected for a number of reasons including Nortel’s established operations in these countries, a strong labor pool, cost competitiveness, and proximity to major customers based in these regions. The long-term plan is to consolidate more than 100 sites globally into fewer operations centers of excellence focused on delivering engineering, product and technical support, order management, purchasing and data analysis, among other functions. As Nortel consolidates these sites, the company will eliminate approximately 1,200 Operations positions globally, in part through attrition. Nortel expects to create approximately 800 new Operations positions for these and other centers of excellence by 2008.

•

High-Touch Customer Centers: An increased focus on high-customer-interaction processes delivering strategic capabilities such as network design, project engineering, consulting and advisory work to support Nortel’s new Services strategy. These activities will be led out of major Nortel locations including Ottawa, Ontario; Richardson, Texas; and Research Triangle Park, North Carolina, as well as locations supporting Europe, the Middle East and Africa (EMEA), Caribbean and Latin America (CALA) and Asia Pacific.

•

Procurement Effectiveness: Driving process excellence through the implementation of three major initiatives: supplier life-cycle management, which maps supplier capabilities including agility, volume and capacity to the different stages in a product’s life cycle; smart, simple design or parts standardization; and Clean Sheet Analysis, a data-intensive best practice that enables Nortel to identify what a product, or component “should” cost and then use that data in supplier negotiations.

Organizational Simplification

In addition to the actions taken to create a world-class Operations organization, Nortel will eliminate approximately 350 middle management positions throughout the company and through business unit efficiencies approximately 350 additional positions globally.

About Nortel

Nortel is a recognized leader in delivering communications capabilities that enhance the human experience, ignite and power global commerce, and secure and protect the world’s most critical information. Our next-generation technologies, for both service providers and enterprises, span access and core networks, support multimedia and business-critical applications, and help eliminate today’s barriers to efficiency, speed and performance by simplifying networks and connecting people with information. Nortel does business in more than 150 countries. For more information, visit Nortel on the Web at www.nortel.com. For the latest Nortel news, visit www.nortel.com/news.

Certain statements in this press release may contain words such as “could”, “expects”, “may”, “anticipates”, “believes”, “intends”, “estimates”, ”targets”, “envisions”, “seeks” and other similar language and are considered forward-looking statements or information under applicable securities legislation. These statements are based on Nortel’s current expectations, estimates, forecasts and projections about the operating environment, economies and markets in which Nortel operates. These statements are subject to important assumptions, risks and uncertainties, which are difficult to predict and the actual outcome may be materially different. Nortel has made various assumptions in the preparation of the forward looking information in this press release related to the following matters: (1) Global Operations, and (2) Organizational Simplification: the total expected costs to be incurred related to this restructuring is based on current estimated employee headcount reductions included within restructuring activities set forth in this press release; annualized cost savings are based on an average per headcount cost savings (actual cost savings realized will be dependent on an individual employee’s salary, fringe and other related costs); all charges and timing impact of charges are based on the relevant FASB guidance for exit activities; and annual cost savings are based on completion of the restructuring referenced in this press release by the end of 2007; and (3) post-retirement benefits: that the methodology for calculating pension and post-retirement expenses and liabilities is consistent with that used in Nortel’s recently filed 2005 Annual Report on Form 10-K/A (“2005 10-K/A”); that the management assumptions set forth in the 2005 10-K/A remain valid, including, without limitation, that the expected long-term rate of return on plan assets used to estimate pension expenses is 7.4% on a weighted average basis; that the discount rates used to estimate the net pension obligations and expenses is 5.1%; that the assumption used to estimate the post-retirement benefit obligations and cost was an expected discount rate of 5.4%, respectively, both on a weighted average basis; that there is no demographic shift in Nortel’s work force; that the pension and post-retirement benefits projections are consistent with those set out in the 2005 10-K/A; and that there are no changes in accounting standards with respect to the accounting for pension and post-retirement benefits under US or Canadian GAAP. The above assumptions, although considered reasonable by Nortel at the date of this press release, may prove to be inaccurate and consequently Nortel’s actual results could differ materially from its expectations set out in this press release.

Further, actual results or events could differ materially from those contemplated in forward-looking statements as a result of the following (i) risks and uncertainties relating to Nortel’s restatements and related matters including: Nortel’s most recent restatement and two previous restatements of its financial statements and related events; the negative impact on Nortel and NNL of their most recent restatement and delay in filing their financial statements and related periodic reports; legal judgments, fines, penalties or settlements, or any substantial regulatory fines or other penalties or sanctions, related to the ongoing regulatory and criminal investigations of Nortel in the U.S. and Canada; any significant pending civil litigation actions not encompassed by Nortel’s proposed class action settlement; any substantial cash payment and/or significant dilution of Nortel’s existing equity positions resulting from the finalization and approval of its proposed class action settlement, or if such proposed class action settlement is not finalized, any larger settlements or awards of damages in respect of such class actions; any unsuccessful remediation of Nortel’s material weaknesses in internal control over financial reporting resulting in an inability to report Nortel’s results of operations and financial condition accurately and in a timely manner; the time required to implement Nortel’s remedial measures; Nortel’s inability to access, in its current form, its shelf registration filed with the United States Securities and Exchange Commission (SEC), and Nortel’s below investment grade credit rating and any further adverse effect on its credit rating due to Nortel’s restatements of its financial statements; any adverse affect on Nortel’s business and market price of its publicly traded securities arising from continuing negative publicity related to Nortel’s restatements; Nortel’s potential inability to attract or retain the personnel necessary to achieve its business objectives; any breach by Nortel of the continued listing requirements of the NYSE or TSX causing the NYSE and/or the TSX to commence suspension or delisting procedures; (ii) risks and uncertainties relating to Nortel’s business including: yearly and quarterly fluctuations of Nortel’s operating results; reduced demand and pricing pressures for its products due to global economic conditions, significant competition, competitive pricing practice, cautious capital spending by customers, increased industry consolidation, rapidly changing technologies, evolving industry standards, frequent new product introductions and short product life cycles, and other trends and industry characteristics affecting the telecommunications industry; the sufficiency of the restructuring actions announced in this press release, including the potential for higher actual costs to be incurred in connection with restructuring actions compared to the estimated costs of such actions and the ability to achieve the targeted cost savings and reductions of Nortel’s unfunded pension liability deficit; any material and adverse affects on Nortel’s performance if its expectations regarding market demand for particular products prove to be wrong or because of certain barriers in its efforts to expand internationally; any reduction in Nortel’s operating results and any related volatility in the market price of its publicly traded securities arising from any decline in its gross margin, or fluctuations in foreign currency exchange rates; any negative developments associated with Nortel’s supply contract and contract manufacturing agreements including as a result of using a sole supplier for key optical networking solutions components, and any defects or errors in Nortel’s current or planned products; any negative impact to Nortel of its failure to achieve its business transformation objectives; additional valuation allowances for all or a portion of its deferred tax assets; Nortel’s failure to protect its intellectual property rights, or any adverse judgments or settlements arising out of disputes regarding intellectual property; changes in regulation of the Internet and/or other aspects of the industry; Nortel’s failure to successfully operate or integrate its strategic acquisitions, or failure to consummate or succeed with its strategic alliances; any negative effect of Nortel’s failure to evolve adequately its financial and managerial control and reporting systems and processes, manage and grow its business, or create an effective risk management strategy; and (iii) risks and uncertainties relating to Nortel’s liquidity, financing arrangements and capital including: the impact of Nortel’s most recent restatement and two previous restatements of its financial statements; any inability of Nortel to manage cash flow fluctuations to fund working capital requirements or achieve its business objectives in a timely manner or obtain additional sources of funding; high levels of debt, limitations on Nortel capitalizing on business opportunities because of credit facility covenants, or on obtaining additional secured debt pursuant to the provisions of  indentures governing certain of Nortel’s public debt issues and the provisions of its credit facilities; any increase of restricted cash requirements for Nortel if it is unable to secure alternative support for obligations arising from certain normal course business activities, or any inability of Nortel’s subsidiaries to provide it with sufficient funding; any negative effect to Nortel of the need to make larger defined benefit plans contributions in the future or exposure to customer credit risks or inability of customers to fulfill payment obligations under customer financing arrangements; any negative impact on Nortel’s ability to make future acquisitions, raise capital, issue debt and retain employees arising from stock price volatility and further declines in the market price of Nortel’s publicly traded securities, or any future share consolidation resulting in a lower total market capitalization or adverse effect on the liquidity of Nortel’s common shares. For additional information with respect to certain of these and other factors, see Nortel’s 2005 10-K/A, Quarterly Report on Form 10-Q and other securities filings with the SEC. Unless otherwise required by applicable securities laws, Nortel disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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*Nortel, the Nortel logo and the Globemark are trademarks of Nortel Networks.